As amended July 18, 2018

STANLEY BLACK & DECKER, INC.
BYLAWS

Article I
SHAREHOLDERS’ MEETINGS

1.

Annual Meeting. The Annual Meeting of the shareholders shall be held at such time in each year and at such place within or without the State of Connecticut as the Board of Directors may determine. Notice thereof shall be mailed to each shareholder to his or her last known post office address not less than ten (10) days nor more than sixty (60) days before such Meeting.

2.

Special Meetings. Special Meetings of the shareholders shall be called by the Chairman, or the Chief Executive Officer or Secretary, or by the Chairman, or the Chief Executive Officer or Secretary upon the written request of the holders of not less than 35% of the voting power of all shares entitled to vote on any issue proposed to be considered at such Meeting by mailing a notice thereof to each shareholder to his or her last known post office address not less than ten (10) days nor more than sixty (60) days before such Meeting. Any special meeting shall be held at such time and such place within or without the State of Connecticut as the Board of Directors may determine.

3.

Quorum. At any Meeting of shareholders the holders of not less than a majority of the shares outstanding and entitled to vote present in person or by proxy shall constitute a quorum. The Directors may establish a record date for voting or other purposes in accordance with law.

4.

Adjournments and Postponements. Any meeting of shareholders, whether or not there is a quorum, may be adjourned or postponed to any other time and from time to time to any other place at which a meeting of shareholders may be held under these Bylaws by the chair of the meeting or any other officer entitled to preside or to act as secretary at such meeting. It shall not be necessary to notify any shareholder of any adjournment if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless a new record date is fixed for the meeting. At the adjourned or postponed meeting, the corporation may transact any business which might have been transacted at the original meeting.

5.

Business to be Conducted at Annual Meeting. No business may be transacted at an Annual Meeting of shareholders (including any adjournment thereof), other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 5.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order for a shareholder’s notice to be timely it must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such Annual Meeting or on the tenth (10th) day following the day on which the notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, including the complete text of any resolutions to be presented at the Annual Meeting with respect to such business, and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the shareholder of record proposing such business and any other person on whose behalf the proposal is being made, (iii) the class or series and number of shares of capital stock of the Corporation which are owned by such shareholder or such other person who possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, (iv) a description of all arrangements or understandings between such shareholder and any such other person or persons in connection with the proposal of such business by such shareholder, (v) a description of any material interest of such shareholder or such other person in such business, (vi) any other information relating to such shareholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed or otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission, (viii) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting and (ix) a completed and duly executed written questionnaire with respect to the background of such shareholder and any other person or entity on whose behalf, directly or indirectly, the proposal is being made (which questionnaire shall be provided by the Secretary upon written request).

No business shall be conducted at the Annual Meeting of shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 5; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Article II
NOMINATIONS OF DIRECTOR CANDIDATES

1.

Eligibility to Make Nominations. Nominations of candidates for election as directors of the Corporation at any meeting of shareholders called for election of directors may be made by the Board of Directors (an “Election Meeting”) or at any Annual Meeting of shareholders by any shareholder that is entitled to vote at such Annual Meeting and has complied with the requirements of Section 3 of this Article II.

2.

Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than thirty (30) days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books for the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

3.

Procedure for Nominations by Shareholders. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an Annual Meeting only if such shareholder has given timely written notice thereof in proper written form to the Secretary.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary of the date on which the proxy statement was first mailed relating to the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, in order for a shareholder’s notice to be timely it must be so received not earlier than the one hundred twentieth (120th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such Annual Meeting or on the tenth (10th) day following the day on which notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

To be in proper written form, a shareholder’s notice to the Secretary must set forth: (i) the name and record address of the shareholder of record making such nomination and any other person on whose behalf the nomination is being made, and of the person or persons to be nominated, (ii) the class or series and number of shares of capital stock of the Corporation which are owned by such shareholder or such other person who possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, (iii) a description of all arrangements or understandings between such shareholder and any such other person or persons or any nominee or nominees in connection with the nomination by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required to be disclosed, pursuant to the rules of the Securities and Exchange Commission had the nominee been nominated or intended to be nominated by the Board of Directors, and shall include a certification signed by each such nominee consenting to being named in the proxy statement for the Annual Meeting as a nominee and representing that such nominee intends to serve as a director of the Corporation for the full term if so elected, (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to make such nomination, (vi) a completed and duly executed written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request), (vii) a duly executed representation that, if elected as a director of the Corporation, the proposed nominee shall comply with the Corporation’s Code of Business Ethics and Board of Directors Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement and (viii) a completed and duly executed written questionnaire with respect to the background of the nominating shareholder and any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request).

4.

Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with Section 2 of this Article II and shall thereafter become unable or unwilling to stand for election to the Board of Directors, a substitute nominee may be designated by those named as proxies in proxies solicited on behalf of the Board of Directors if the person was designated as nominee in accordance with Section 2 of this Article II.

5.

Determination of Compliance with Procedure. If the Chairman of the Election Meeting or the Annual Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void and shall be disregarded.

6.	Proxy Access.
(a)

Inclusion of Nominee in Proxy Materials.  Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of shareholders (following the 2018 Annual Meeting), subject to the provisions of this Section 6, the Corporation shall include in its proxy materials for such Annual Meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Shareholder Nominee”) to the Board of Directors by a shareholder, or by a group of no more than twenty (20) shareholders, that has satisfied (individually or, in the case of a group, collectively) all applicable conditions and has complied with all applicable procedures set forth in this Section 6 (an “Eligible Shareholder,” which shall include an eligible shareholder group), and that expressly elects at the time of providing the notice required by this Section 6 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials for such Annual Meeting pursuant to this Section 6.

(b)

Required Information.  For purposes of this Section 6, the “Required Information” that the Corporation will include in its proxy materials is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”); and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined below).

(c)

Delivery of Nomination Notice.  To be timely, a shareholder’s Nomination Notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date on which the Corporation’s proxy statement was first mailed relating to the immediately preceding Annual Meeting of shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is more than thirty (30) days before or after such anniversary date, in order for a shareholder’s Nomination Notice to be timely it must be so received not earlier than the one hundred fiftieth (150th) day prior to the date of such Annual Meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to the date of such Annual Meeting or the tenth (10th) day following the day on which the notice of the date of such Annual Meeting was mailed or public disclosure of the date of such Annual Meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an Annual Meeting or any public announcement thereof commence a new time period (or extend any time period) for the giving of a Nomination Notice as described above.

(d)	Maximum Number of Shareholder Nominees.
(i)

The maximum aggregate number of Shareholder Nominees nominated by Eligible Shareholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting of shareholders shall not exceed the greater of (i) two or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to this Section 6, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that this number shall be reduced by (A) any Shareholder Nominee whose name was submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this Section 6 but either is subsequently withdrawn or that the Board of Directors decides to nominate for election and (B) the number of incumbent directors who were Shareholder Nominees at any of the preceding two Annual Meetings (including any individual covered under clause (A) above) and whose election at the upcoming Annual Meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 6(c) above but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the maximum number shall be calculated based on the number of directors in office as so reduced.
(ii)

Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 6 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Corporation’s proxy materials. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 6 exceeds the maximum number of nominees provided for pursuant to subsection (d)(i) above, the highest ranking Shareholder Nominee who meets the requirements of this Section 6 of each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order by the number (largest to smallest) of shares of common stock of the Corporation each Eligible Shareholder disclosed as Owned (as defined below) in its respective Nomination Notice submitted to the Corporation pursuant to this Section 6. If the maximum number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 6 of each Eligible Shareholder has been selected, this process will continue with the next highest ranked nominees as many times as necessary, following the same order each time, until the maximum number is reached.

(e)

Ownership.  For purposes of this Section 6, an Eligible Shareholder shall be deemed to “Own” only those outstanding shares of common stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (B) borrowed by such shareholder or any of its affiliates for any purpose, or purchased by such shareholder or any of its affiliates subject to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and includes with the Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified by the Corporation that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the Annual Meeting; or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “Owned,” “Owning”, “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “Owned” for purposes of this Section 6 shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its shareholders. For purposes of this Section 6, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act.

(f)

Eligible Shareholder.  In order to make a nomination pursuant to this Section 6, an Eligible Shareholder or group of up to twenty (20) Eligible Shareholders must have Owned (as defined in subsection (e) hereof) continuously for at least three (3) years at least the number of shares of common stock of the Corporation that shall constitute three percent (3%) or more of the voting power of the outstanding common stock of the Corporation (the “Required Shares”) as of (i) the date on which the Nomination Notice is delivered to, or mailed to and received by, the Secretary of the Corporation in accordance with this Section 6, (ii) the record date for determining shareholders entitled to vote at the Annual Meeting, and (iii) the date of the Annual Meeting. For the purposes of this Section 6, two or more funds or trusts that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended (each, a “Qualifying Fund”), shall be treated as one shareholder or beneficial owner.

No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 6. If a group of shareholders aggregates Ownership of shares in order to meet the requirements under this Section 6, (i) all shares held by each shareholder constituting their contribution to the foregoing three percent (3%) threshold must have been held by that shareholder continuously for at least three (3) years and through the date of the Annual Meeting, and evidence of such continuous Ownership shall be provided as specified in subsection (g) hereof, (ii) each provision in this Section 6 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their stockholdings in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (iii) a breach of any obligation, agreement or representation under this Section 6 by any member of such group shall be deemed a breach by the Eligible Shareholder.

(g)

Information to be Provided by Eligible Shareholder.  Within the time period specified in this Section 6 for providing the Nomination Notice, an Eligible Shareholder making a nomination pursuant to this Section 6 must provide the following information in writing to the Secretary of the Corporation at the principal executive offices of the Corporation:

(i)

one or more written statements from the Eligible Shareholder (and from each other record holder of the shares and intermediary through which the shares are or have been held during the requisite three (3)-year holding period) specifying the number of shares of common stock of the Corporation that the Eligible Shareholder Owns, and has continuously Owned for three (3) years preceding the date of the Nomination Notice, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the later of the record date for the Annual Meeting and the date on which the record date is first publicly disclosed by the Corporation, written statements from the Eligible Shareholder, record holder and intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date, provided that statements meeting the requirements of Schedule 14N will be deemed to fulfill this requirement;

(ii)

a certification signed by each such Shareholder Nominee consenting to being named in the proxy statement for the Annual Meeting as a nominee and representing that such Shareholder Nominee intends to service as director of the Corporation for the full term if so elected, together with the information, questionnaires and representations that would be required to be set forth in a shareholder’s notice of a nomination pursuant to Section 3 of this Article II;

(iii)

a copy of the Schedule 14N that has been or is concurrently being filed by such Eligible Shareholder with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iv)

the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of Schedule 14N;

(v)

a representation and undertaking (A) that the Eligible Shareholder (1) did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (2) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Shareholder Nominee(s) being nominated by it pursuant to this Section 6, (3) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (4) has not distributed and will not distribute to any shareholder any form of proxy for the Annual Meeting other than the form distributed by the Corporation, and (5) will Own the Required Shares through the date of the Annual Meeting of shareholders; (B) that the facts, statements and other information in all communications with the Corporation and its shareholders are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and (C) as to whether or not the Eligible Shareholder intends to maintain qualifying Ownership of the Required Shares for at least one year following the Annual Meeting;

(vi)

in the case of a nomination by a group of shareholders that together is an Eligible Shareholder, the designation by all group members of one group member that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all such members with respect to the nomination and all matters related thereto, including any withdrawal of the nomination and the acceptance by such group member of such designation;

(vii)

an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Shareholder Nominee(s) pursuant to this Section 6, (C) comply with all other laws, rules and regulations applicable to any actions taken pursuant to this Section 6, including the nomination and any solicitation in connection with the Annual Meeting of shareholders, and (D) with respect to any shares held or controlled by the Eligible Shareholder, to the extent that cumulative voting would otherwise be permitted, agrees not to cumulate votes in favor of the election of any Shareholder Nominee(s) nominated by such Eligible Shareholder; and

(viii)

in the case of a Qualifying Fund whose share Ownership is counted for purposes of qualifying as an Eligible Shareholder, documentation from the Qualifying Fund reasonably satisfactory to the Board of Directors that demonstrates that it meets the requirements of a Qualifying Fund set forth in Section 6(f) above.

(h)

Supporting Statement.  The Eligible Shareholder may provide to the Secretary of the Corporation, at the time the information required by this Section 6 is provided, a written statement for inclusion in the Corporation’s proxy statement for the Annual Meeting of shareholders, not to exceed five hundred (500) words, in support of the Shareholder Nominee(s)’ candidacy (the “Supporting Statement”). Notwithstanding anything to the contrary contained in this Section 6, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes (i) is not true in all material respects or omits a material statement necessary to make such information or Supporting Statement (or portion thereof) not misleading; (ii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (iii) violates any applicable law, rule, regulation or listing standard. Nothing in this Section 6 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Shareholder or Shareholder Nominee.

(i)

Representations and Agreement of the Shareholder Nominee. Within the time period specified in this Section 6 for delivering the Nomination Notice, a Shareholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that the Shareholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Shareholder Nominee or director that has not been disclosed to the Corporation and (ii) would be in compliance, if elected, and will comply with the Corporation’s Code of Business Ethics and Board of Directors Governance Guidelines in all respects, share ownership and trading policies and guidelines and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. At the request of the Corporation, the Shareholder Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers. The Corporation may request such additional information (A) as may be reasonably necessary to permit the Board of Directors or any committee thereof to determine if each Shareholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the Corporation’s common stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (the “Applicable Independence Standards”) and otherwise to determine the eligibility of each Shareholder Nominee to serve as a director of the Corporation, or (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of each Shareholder Nominee.

(j)

True, Correct and Complete Information. In the event that any information or communications provided by any Eligible Shareholder or Shareholder Nominee to the Corporation or its shareholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 6. In addition, any person providing any information to the Corporation pursuant to this Section 6 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the Annual Meeting and as of the date that is ten (10) business days prior to the Annual Meeting or any adjournment or postponement thereof, and such update and supplement (or a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the applicable date) shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the corporation not later than five (5) business days after the later of the record date for the Annual Meeting and the date on which the record date is first publicly disclosed by the Corporation (in the case of any update and supplement required to be made as of the record date), and not later than seven (7) business days prior to the date of the Annual Meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of ten (10) business days prior to the meeting).

(k)

Limitation on Shareholder Nominees.  Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of shareholders but withdraws from or becomes ineligible or unavailable for election at such Annual Meeting will be ineligible to be a Shareholder Nominee pursuant to this Section 6 for the next two (2) Annual Meetings of shareholders.

(l)

Exceptions.  Notwithstanding anything to the contrary set forth herein, the Corporation shall not be required to include, pursuant to this Section 6, any Shareholder Nominee in its proxy materials for any meeting of shareholders (i) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (ii) if the Corporation receives notice pursuant to Section 3 of this Article II that any shareholder intends to nominate any nominee for election to the Board of Directors at such meeting, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof, (iv) whose nomination or election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal exchanges upon which the Corporation’s shares of common stock are listed or traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, (ix) if such Shareholder Nominee or the applicable Eligible Shareholder otherwise contravenes any of the agreements or representations made by such Shareholder Nominee or Eligible Shareholder or fails to comply with its obligations pursuant to this Section 6, or (x) if the applicable Eligible Shareholder ceases to be an Eligible Shareholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable Annual Meeting of shareholders.

(m)

Disqualifications.  Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee is included in the Corporation’s proxy materials for the Annual Meeting but subsequently is determined not to satisfy the eligibility requirements of this Section 6 or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the Annual Meeting, (ii) a Shareholder Nominee and/or the applicable Eligible Shareholder shall have breached any of its obligations, agreements or representations, or fails to comply with its or their obligations pursuant to this Section 6, (iii) a Shareholder Nominee dies, becomes disabled or otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 6 or unavailable for election at the Annual Meeting, or (iv) the applicable Eligible Shareholder otherwise ceases to be an Eligible Shareholder for any reason, including but not limited to not Owning the Required Shares through the date of the applicable Annual Meeting of shareholders, in each case as determined by the Board of Directors, any committee thereof or the person presiding at the Annual Meeting, (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the Annual Meeting, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and (C) the Board of Directors or the person presiding at the Annual Meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Shareholder (or a representative thereof) does not appear at the Annual Meeting to present any nomination pursuant to this Section 6, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(n)

Filing Obligation.  The Eligible Shareholder (including any person who Owns shares of common stock of the Corporation that constitute part of the Eligible Shareholder’s Ownership for purposes of satisfying Section 6(e) hereof) shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

Article III
DIRECTORS AND COMMITTEES

1.

Directors. The business, property and affairs of this Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than nine nor more than eighteen Directors, the exact number to be determined by the Board of Directors from time to time. All Directors shall be shareholders. At each Annual Meeting of shareholders, each nominee for Director shall stand for election to a one-year term expiring at the next Annual Meeting of shareholders. Despite the expiration of a Director’s term, such Director shall continue to serve until either the Director’s successor shall have been duly elected and qualified or there is a decrease in the number of Directors. The Directors may increase the prescribed number of Directors by the concurring vote of a majority of the prescribed number of Directors. No reduction of the number of Directors shall remove or shorten the term of any Director in office. A majority of the number of Directors prescribed shall constitute a quorum for the transaction of business.

1.A.	Election of Directors.
(a)

At each Annual Meeting of the shareholders, (i) each vote entitled to be cast may be voted for or against up to that number of candidates that is equal to the number of Directors to be elected, or a shareholder may indicate an abstention, but without cumulating the votes; (ii) to be elected, a nominee must have received a plurality of the votes cast by holders of shares entitled to vote in the election at a meeting at which a quorum is present, provided a nominee who is elected but receives more votes against than for election shall serve as a Director for a term that shall terminate on the date that is the earlier of (A) ninety (90) days from the date on which the voting results are determined, or (B) the date on which an individual is selected by the Board of Directors to fill the office held by such Director, which selection shall be deemed to constitute the filling of a vacancy by the Board. Subject to subsection (a)(iii), a nominee who is elected but receives more votes against than for election shall not serve as a Director beyond the ninety-day period specified in subsection (a)(ii)(A); and (iii) the Board of Directors may select any qualified individual to fill the office held by a Director who received more votes against than for election.

(b)

Subsection (a) does not apply to an election of Directors if at the expiration of the notice period specified in Article II, Section 3 of these Bylaws, there are more candidates for election than the number of Directors to be elected, one or more of whom are properly proposed by shareholders. An individual shall not be considered a candidate for purposes of this subsection if the Board of Directors determines before the notice of meeting is given that such individual’s candidacy does not create a bona fide election contest.

2.

Meetings. The Chairman, the Chief Executive Officer or any Vice Chairman may and upon written application of any three Directors shall call a meeting of the Board of Directors to be held at such time and place as may be determined by the person calling said meeting and shall cause notice thereof to be given. Unless waived in writing, three (3) days verbal or written (mail) notice shall be required provided, however, that if in the judgment of any two officers an emergency exists, a meeting may be called forthwith by telephone or facsimile or verbal notice and such notice shall be deemed sufficient notice notwithstanding that some of the Directors may not have actual notice.

The Annual Meeting of the Directors for the election of officers shall be held without notice, immediately after the Annual Meeting of shareholders. Regular meetings of the Directors shall be held at least on a quarterly basis.

3.

Written Consent. If all the Directors, or all members of a committee of the Board of Directors, as the case may be, severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such Directors or members constitutes a quorum for such action, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be. The Secretary shall file such consents with the minutes of the Board of Directors or of the committee, as the case may be.

4.

Participation by Telephone. A Director may participate in a meeting of the Board of Directors or of a committee by any means of communication by which all Directors participating in the meeting may simultaneously hear one another during the meeting, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

5.

Vacancies. In case any vacancy or vacancies shall exist in the Board of Directors at any time the remaining members of the Board by majority action may fill the vacancy or vacancies. The term of a Director elected to fill a vacancy expires at the next shareholders meeting at which Directors are elected.

6.

Committees. The Board of Directors may from time to time appoint from its membership such committees as it may deem necessary or desirable for the best interests of the Corporation and may delegate to any committee all needful authority to the extent permitted by law. The meetings of all committees are open to all directors. Each committee shall fix its own rules as to procedure and calling of meetings. It shall appoint a Secretary, who need not be a member of the committee. Such Secretary shall call meetings of the committee on the request of the Chair of the committee or any two members and shall keep permanent record of all of its proceedings. A majority of the members of any committee shall constitute a quorum.

7.

Executive Committee. There shall be an Executive Committee consisting of the Chairman of the Board, the Chief Executive Officer (if he or she shall also be a Director), and the Chairmen of the Finance and Pension, Audit, Compensation and Talent Development, and Corporate Governance Committees.

During intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, but the Committee shall have no power to declare dividends or do other things specially reserved by law to the Directors. The Executive Committee shall have power to appoint such subcommittees as it may deem necessary to report and make recommendations to the Executive Committee. Any action taken by the Executive Committee shall be subject to change, alteration and revision by the Board of Directors, provided that no rights or acts of others shall be affected by any such alteration or revision.

8.

Finance and Pension Committee. A Finance and Pension Committee consisting of at least three Directors shall be appointed by the Board of Directors. The Committee shall advise and assist the Chief Financial Officer and the Treasurer in major matters concerning the finances of the Corporation and in matters of major policy decisions in the purchase and sale of securities. In performance of this the Committee shall regularly review the financial condition of the Corporation so as to counsel these officers and the Board on the total financial resources, strength and capabilities of the Corporation. In this connection, the Committee shall analyze and advise on fundamental corporate changes in capital structure (both debt and equity); review the capital structure of the Corporation and make recommendations with respect to management proposals concerning financing, purchases of treasury stock, investments, and dividend actions; review periodically the Corporation’s risk management program and its adequacy to safeguard the Corporation against extraordinary liabilities or losses; and advise and assist in matters such as short-term investments, credit liabilities, financings, and hedges of foreign currency exposures.

The Committee shall oversee the Corporation’s administration of its pension plans and of the pension plans of its subsidiaries. The Committee shall be responsible for setting (subject to the approval of the Board of Directors) the retirement policies of the Corporation and its subsidiaries; for amending pension plans, savings and retirement plans, stock ownership plans or any similar plans or related trust agreements; and for approving actuarial assumptions and investment policies for the Corporation’s pension plans. It shall report at least annually to the Board of Directors. The Committee may delegate any or all of these functions to such employees as it, in its judgment, deems appropriate.

Specifically, the Committee shall approve retaining or terminating the services of actuaries, lawyers, accountants or other professionals for the plans; shall approve annually the amount of the contributions to be made by the Corporation to the respective plans; and shall approve appointing and terminating trustees and investment managers and determine the allocation of the assets of the plans among one or more trustees or investment managers.

9.

Audit Committee. An Audit Committee consisting of at least three Directors shall be appointed by the Board of Directors. Except as permitted by the independence requirements of the New York Stock Exchange, none of the Audit Committee members shall be officers or employees of the Corporation or any of its affiliates. Audit Committee members shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Each member of the Audit Committee shall be financially literate and at least one member shall have accounting or related financial management expertise, as such qualifications are interpreted by the Corporation’s Board of Directors in its business judgment.

The responsibilities of the Audit Committee shall be to:

(a)

Meet with the independent auditor prior to the audit to review the plan and scope of the audit; meet with management and the independent auditor to review the audited financial statements, including major issues and developments regarding financial reporting and accounting matters; and review the management letter prepared by the independent auditor and management’s responses.

(b)

Discuss with the independent auditor the matters required to be discussed on an annual or quarterly basis, as the case may be, under generally accepted auditing standards and any other applicable laws or regulations relating to the conduct of the audit.

(c)

Meet periodically with management and the independent and internal auditors to review the adequacy of the Corporation’s system of internal controls over financial reporting and the safeguarding of assets and review significant risk and control exposures and the steps being taken by management to monitor such exposures.

(d)

Recommend to the Board of Directors the appointment of the independent auditor, subject to shareholder approval, which firm is ultimately accountable to the Audit Committee and the Board of Directors; approve the fees to be paid to the independent auditor; receive and review with the independent auditor periodic reports regarding the auditor’s independence and if so determined by the Audit Committee, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditor; and evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board of Directors replace the independent auditor.

(e)

Periodically review the audit plan, the internal audit department responsibilities, budget, resources, skills and staffing; concur in the appointment or replacement of the Director of Internal Audit; review at least annually a summary of audit findings prepared by the internal auditing department and management’s responses.

(f)

Review with the Corporation’s General Counsel the Corporation’s legal compliance, including the Code of Business Ethics and legal, regulatory or compliance matters that may have a material impact on the financial statements.

(g)	Evaluate the adequacy of the Corporation’s Audit Committee Charter annually and recommend any changes to the Board of Directors for adoption.
(h)	Perform any other oversight functions as requested by the Board of Directors.
10.

Compensation and Talent Development Committee. A Compensation and Talent Development Committee consisting of at least three Directors, none of whom shall be employees of the Corporation or any of its subsidiaries, shall be appointed by the Board of Directors. The Committee shall review and approve major organization and compensation structure changes as recommended by Management. Although the Board, itself, will review the performance of the chief executive officer and fix his or her salary, the Committee shall approve the performance and determine the salaries of the other executive officers of the Corporation and of other senior executives whose base salary exceeds an amount fixed by the Board of Directors; shall determine the compensation of all executive officers and such senior executives under the Corporation’s senior executive compensation plans; shall administer all of the Corporation’s senior executive compensation plans; and shall assure that there is a succession plan in place.

11.

Corporate Governance Committee. A Corporate Governance Committee consisting of at least three directors, none of whom shall be employees of the Corporation or any of its subsidiaries, shall be appointed by the Board of Directors. The Committee shall consider and make recommendations to the Board of Directors as to Board of Director membership with respect to names generated by the Committee itself or submitted by shareholders. The Committee shall consider and make recommendations to the Board of Directors with respect to Board of Director committee membership and chair assignments. (These will normally be acted upon by the Board of Directors at its Annual Meeting held immediately after the Annual Meeting of shareholders.) The Committee shall consider and make recommendations to the Board of Directors with respect to the number of members of the Board of Directors. (The Charter and Bylaws provide for not less than nine nor more than eighteen as may be determined by the Board). Annually, the Committee shall consider and recommend to the Board of Directors the persons whom the Committee proposes that the Board of Directors nominate for election as directors at the Annual Meeting of shareholders. The Committee shall consider and make recommendations to the Board of Directors with respect to remuneration of directors.

The Committee shall provide guidance to the Management on major issues in areas of corporate social responsibility, including environmental issues and public affairs. The Committee shall review and approve policy guidelines to be used by Management in making charitable contributions and shall annually review all charitable contributions made by the Corporation during the previous twelve months and recommend to the Board the level of contributions to be set for the ensuing year.

12.

Temporary Members.  In the absence of any one or more members from a meeting of any of the committees provided for in these Bylaws, the Chairman or the Chief Executive Officer may in his or her discretion invite any member or members of the Board (otherwise qualified to serve) to attend such meeting. Temporary members thus appointed to attend for absentees shall act as regular members and shall have the right to vote.

13.

Powers of All Committees. The powers of all committees are at all times subject to the control of the Directors, and any member of any committee may be removed at any time at the pleasure of the Board.

Article IV
OFFICERS

1.

Election of Officers. The Board of Directors shall have power to elect from its own members or otherwise a Chairman, a President, a Chief Executive Officer, one or more Vice Chairmen and Vice Presidents, a Controller, a Secretary, a Treasurer, one or more Assistant Treasurers and Assistant Secretaries, and such other officers, agents and employees as it may deem expedient, and to define the duties and authority of all officers, employees and agents and to delegate to them such lawful powers as may be deemed advisable.

The officers shall respectively perform all acts and duties required of such officers by law, by the Charter and Bylaws of this Corporation, or by the Board of Directors.

2.

Chairman of the Board. If the Directors have elected a Chairman, the Chairman shall preside at all meetings of the Board, except that in the Chairman’s absence, the Directors present shall designate a person to preside. The Chairman shall have such additional duties as the Board of Directors or the Executive Committee may assign.

3.	President. The President shall be elected by the Directors and shall have such duties as the Board of Directors or the Executive Committee may assign.
4.

Chief Executive Officer. One of the officers shall be appointed Chief Executive Officer of the Corporation by the Board of Directors. Subject to the Board of Directors and the Executive Committee, the Chief Executive Officer shall have general supervision and control of the policies, business and affairs of the Corporation.

5.	Vice Chairmen. Each Vice Chairman shall have such powers and perform such duties as may be conferred upon him or her or determined by the Chief Executive Officer.
6.	Vice Presidents. Each Vice President shall have such powers and perform such duties as may be conferred upon him or her or determined by the Chief Executive Officer.
7.

Treasurer. The Treasurer shall have the oversight and control of the funds of the Corporation and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Corporation except as herein otherwise provided.

8.

Controller. The Controller shall have the oversight and control of the accounting records of the Corporation and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Corporation.

9.

Secretary. It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of Directors of the Corporation, and of its Committees, and to authenticate records of the Corporation.

10.	Assistant Treasurers. The Assistant Treasurers shall have such duties as the Treasurer shall determine.
11.	Assistant Secretaries. The Assistant Secretaries shall have such duties as the Secretary shall determine.
12.	Powers of All Officers. The powers of all officers are at all times subject to the control of the Directors, and any officer may be removed at any time at the pleasure of the Board.

Article V
INDEMNIFICATION

1.

Mandatory Indemnification. To the extent properly permitted by law the Board of Directors shall provide for the indemnification and reimbursement of, and advances of expenses to, any person made a party to any action, suit or proceeding by reason of the fact that he or she, or a person whose legal representative or successor he or she is,

(a)	is or was a Director or officer of the Corporation, or
(b)	served at the Corporation’s request as a director, officer, employee or agent of another corporation or entity,

for expenses, including attorney’s fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable as the

Board of Directors deems reasonable, actually incurred by him or her in connection with the defense or reasonable settlement of any such action, suit or proceeding or any appeal therein.

This provision of indemnification shall be in addition to any other right or remedy which such person may have. The Corporation shall have the right to intervene in and defend all such actions, suits or proceedings brought against any such person.

2.

Discretionary Indemnification. The Corporation may, to the extent permitted by law and authorized from time to time by the Board of Directors or by a committee comprised of members of the Board of Directors as the Board of Directors may designate for such purpose, provide for the indemnification and reimbursement of, and advances of expenses to, employees or agents of the Corporation with such scope and effect as determined by the Board of Directors or such committee.

Article VI
CORPORATE SEAL

The corporate seal shall be in the custody of the Secretary and either the Secretary or any other officer shall have the power to affix the same for the Corporation.

Article VII
STOCK CERTIFICATES

1.

Signatures. Certificates of stock shall be signed by the Chairman, the President or a Vice President and by the Secretary or the Treasurer (except that where any such certificate is signed by a transfer agent or transfer clerk and by the registrar, the signatures of any such Chairman, President, Vice President, Secretary or Treasurer may be facsimiles, engraved or printed) and shall be sealed with the seal of the Corporation (or shall bear a facsimile of such seal).

2.

Lost Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon production of such evidence of such loss, theft or destruction as the Board of Directors in its discretion may require and upon delivery to the Corporation of a bond of indemnity in form and, unless such requirement is waived by Resolution of the Board, with one or more sureties, satisfactory to the Board in at least double the value of the stock represented by said Certificate.

Article VIII
FISCAL YEAR

The Corporation’s fiscal year shall close on the Saturday nearest December 31st of each year.

Article IX
INDEPENDENT AUDIT

The Board of Directors shall provide for a yearly independent audit, the form and scope of which shall be determined by the Board from time to time.

Article X
AMENDMENTS

The Board of Directors of the Corporation may adopt, amend or repeal the Bylaws of the Corporation, subject, however, to the power of the shareholders to adopt, amend or repeal the same, provided that any notice of a meeting of shareholders or of the Board of Directors at which Bylaws are to be adopted, amended or repealed, shall include notice of such proposed action.

Article XI
ACQUISITIONS OF STOCK

(a)

Except as set forth in subsection (b) hereof, the Corporation shall not acquire any of its voting equity securities (as defined below) at a price per share above the market price per share (as defined below) of such securities on the date of such acquisition from any person actually known by the Corporation to be the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act, or any successor rule or regulation) of more than three percent of the Corporation’s voting equity securities who has been the beneficial owner of the Corporation’s voting equity securities for less than two years prior to the date of the Corporation’s acquisition thereof, unless such acquisition (i) has been approved by a vote of a majority of the shares entitled to vote, excluding shares owned by any beneficial owner any of whose shares are proposed to be acquired pursuant to the proposed acquisition that is the subject of such vote or (ii) is pursuant to an offer made on the same terms to all holders of securities of such class. The determination of the Board of Directors shall be conclusive in determining the price paid per share for acquired voting equity securities if the Corporation acquires such securities for consideration other than cash.

(b)

This provision shall not restrict the Corporation from: (i) acquiring shares in the open market in transactions in which there has been no prior arrangement with, or solicitation of (other than a solicitation publicly made to all holders), any selling holder of voting equity securities or in which all shareholders desiring to sell their shares have an equal chance to sell their shares; (ii) offering to acquire shares of shareholders owning less than 100 shares of any class of voting equity securities; (iii) acquiring shares pursuant to the terms of a stock option or similar plan that has been approved by a vote of a majority of the Corporation’s common shares represented at a meeting of shareholders and entitled to vote thereon; (iv) acquiring shares from, or on behalf of, any employee benefit plan maintained by the Corporation or any subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity; or (v) acquiring shares pursuant to a statutory appraisal right or otherwise as required by law.

(c)

Market price per share on a particular day means the highest sale price on that day or during the period of five (5) trading days immediately preceding that day of a share of such voting equity security on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such voting equity security is not quoted on the Composite Tape on the New York Stock Exchange or listed on such Exchange, on the principal United

States securities exchange registered under the Exchange Act on which such voting equity security is listed, or, if such voting equity security is not listed on any such exchange, the highest sales price or, if sales price is not reported, the highest closing bid quotation with respect to a share of such voting equity security on that day or during the period of five (5) trading days immediately preceding that day on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such voting equity security as determined by a majority of the Board of Directors.

(d)

Voting equity securities of the Corporation means equity securities issued from time to time by the Corporation which by their terms are entitled to be voted generally in the election of the directors of the Corporation.

(e)

The Board of Directors shall have the power to interpret the terms and provisions of, and make any determinations with respect to, this Article XI, which interpretations and determinations shall be conclusive.

* * *